UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2009

ENTERTAINMENT ART, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-152404 (Commission File Number)	26-0370478 (IRS Employer Identification No.)

c/o Joe Koegel, 571 Washington Street, West Hempstead, NY 11552
(Address of Principal Executive Offices, Zip Code)

(516) 946-2049
(Registrant's Telephone Number, Including Area Code)

Not applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.    Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On May 1, 2009, Joseph Koegel, Ian Beiss and David Lubin, the principal shareholders of Entertainment Art, Inc. (the “Company”), entered into a Stock Purchase Agreement which provided for the sale of 1,200,000 shares of common stock of the Company (the “Purchased Shares”) owned by the three principals to Medford Financial Ltd (the “Purchaser”). The consideration paid for the Purchased Shares, which represent 66.3% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $120,000. The Purchaser, a limited company involved in making investments, used its working capital to purchase the Purchased Shares.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 1, 2009, in connection with the disposition of the Purchase Shares, Ian Beiss resigned from all his positions as an officer and director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT ART, INC.

By.	/s/ Joseph Koegel
Name:	Joseph Koegel
Title:	President and Chief Executive Officer

Date:  May 1, 2009